UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2023, the Board of Directors (the “Board”) of Viridian Therapeutics, Inc. (the “Company”) increased the size of the Board from five to six directors and appointed a new director, Dr. Sarah Gheuens, to serve as a Class I director to hold office until the 2025 Annual Meeting of Stockholders and until her successor shall have been duly elected and qualified. Dr. Gheuens was also appointed to serve as a member of the Company’s Science and Technology Committee.

Dr. Gheuens, age 45, has served as Chief Medical Officer of Agios Pharmaceuticals, Inc. (Nasdaq: AGIO), a pharmaceutical company, since September 2021 and as its Head of Research & Development since July 2022. Previously, she served as Agios Pharmaceuticals’ Head of Clinical Development from December 2019 to September 2021. Prior to joining Agios Pharmaceuticals, Dr. Gheuens worked at Biogen Inc. (Nasdaq: BIIB), a multinational biotechnology company, from October 2012 to December 2019, where she held roles of increasing responsibility in safety, medical affairs and clinical development, including most recently, as Executive Medical Director, Head of Medical Safety, Late Stage Clinical Development. Prior to joining Biogen, Dr. Gheuens served as a physician and researcher at Beth Israel Deaconess Medical Center (“BIDMC”), a hospital, from November 2008 to September 2012. Dr. Gheuens received her M.D. from the Free University of Brussels (VUB), Belgium, and completed her neurology residency at the University Hospital of the Free University of Brussels (VUB), Belgium, followed by an HIV/neurology fellowship at BIDMC. She also received a Ph.D. in Medical Sciences from the University of Antwerp, Belgium and a Masters in Medical Sciences from Harvard Medical School.

There are no arrangements or understandings between Dr. Gheuens and any other persons pursuant to which she was selected to serve as a director; she has no family relationships with any of the Company’s directors or executive officers; and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation policy, Dr. Gheuens will receive an annualized amount of $46,000 for her service as a director and her committee position and has been granted an option to purchase 40,000 shares of the Company’s common stock under the Company’s Amended and Restated 2016 Equity Incentive Plan, at an exercise price equal to the closing stock price of the Company’s common stock on The Nasdaq Global Market on the date of grant. The option will vest and become exercisable in equal monthly installments over a three-year period from the date of grant, subject to Dr. Gheuens’ continued service to the Company. The Company also intends to enter into its standard form of indemnification agreement with Dr. Gheuens.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: September 25, 2023	By:	/s/ Scott Myers
Scott Myers
President, Chief Executive Officer, and Director